Exhibit 99.1

Speedus Announces Fourth Quarter and Fiscal 2002 Results

March 31, 2003 - New York, New York

Speedus Corp. (NASDAQ: SPDE) today announced a loss before depreciation and amortization and stock based compensation of $5.8 million for the year ended December 31, 2002 compared to earnings of $2.8 million for the year ended December 31, 2001. This increased loss for these periods was primarily driven by a decrease in investment income. The net loss for the year ended December 31, 2002 was $11.1 million, or $.62 per share on a fully diluted basis, compared to a net loss of $7.3 million, or $.36 per share on a fully diluted basis, for the year ended December 31, 2001.

During 2002, the Company accomplished a number of initiatives using its continued strong financial position. In May 2002, we acquired a 51% interest in F&B Gudtfood, the creator and operator of the original Eurocentric "chic and quick" cafe. F&B is operating its first store in Manhattan and is currently planning its expansion. We repurchased $2.0 million of our own stock under the stock repurchase program. The Company also continued to invest in Zargis Medical, together with Siemens Corporate Research.

For the year ended December 31, 2002, total operating expenses, before depreciation and amortization and stock based compensation, amounted to $6.1 million compared to $6.3 million for the year ended December 31, 2001. Net of increases in selling, general and administrative expenses and cost of sales aggregating $1 million as a result of the inclusion of F&B Gudtfood operations since the date of acquisition in May 2002, total operating expenses, before depreciation and amortization and stock based compensation, decreased $1.2 million primarily as a result of the continuation of cost cutting measures.

Additional information on Speedus Corp. and its services is available at www.speedus.com or by calling 718.567.4300.

For additional information on Zargis Medical, please visit their website at www.zargis.com.

For additional information on F&B Gudtfood, please visit their website at www.fandbrestaurant.com.

                                       ##

Statements contained herein that are not historical facts, including but not limited to statements about the Company's product, corporate identity and focus, may be forward-looking statements that are subject to a variety of risks and uncertainties. There are a number of important factors that could cause actual results to differ materially from those expressed in any forward-looking statements made by the Company, including, but not limited to, the continuing development of the Company's sales, marketing and support efforts.These financial statements do not include all information and notes required by generally accepted accounting principles for complete financial statements. These financial statements should be read in conjunction with the Company's 2002 audited consolidated financial statements and notes thereto on Form 10-K. Operating results for the year ended December 31, 2002 are not necessarily indicative of the results that may be expected for the year ending December 31, 2003.

CONTACT: Thomas M. Finn of Speedus Corp.; 718.567.4398; tfinn@speedus.com

                                  SPEEDUS CORP.
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                            Quarters ended December 31,      Years ended December 31,
                                           ----------------------------    ----------------------------
                                               2002            2001            2002            2001
                                           ------------    ------------    ------------    ------------
                                           (unaudited)      (unaudited)
Revenues                                   $    197,459    $      2,575    $    906,809    $     68,847
                                           ------------    ------------    ------------    ------------

Expenses:
     Selling, general and administrative      1,412,527       1,295,849       4,639,394       5,263,179
     Research and development                   237,554         408,239         946,482       1,716,118
     Depreciation and amortization              173,064       5,254,250       5,277,956       9,373,353
     Cost of sales                               48,515              --         515,956              --
                                           ------------    ------------    ------------    ------------
     Total operating expenses                 1,871,660       6,958,338      11,379,788      16,352,650
                                           ------------    ------------    ------------    ------------

Operating loss                               (1,674,201)     (6,955,763)    (10,472,979)    (16,283,803)

Investment income                            (3,071,279)        180,935        (194,280)      9,058,801
Equity in loss of associated company           (151,003)        (41,705)       (520,822)       (125,297)
Minority interest                                18,513          86,465          80,105              --
Other income                                         --              --              --          86,465
                                           ------------    ------------    ------------    ------------

Net loss                                   $ (4,877,970)   $ (6,730,068)   $(11,107,976)   $ (7,263,834)
                                           ============    ============    ============    ============

Per share:
Basic loss per common share                $      (0.29)   $      (0.35)   $      (0.62)   $      (0.36)
                                           ============    ============    ============    ============
Weighted average common shares
    outstanding                              16,991,886      19,300,936      17,927,000      19,947,784
                                           ============    ============    ============    ============

Diluted loss per common share              $      (0.29)   $      (0.35)   $      (0.62)   $      (0.36)
                                           ============    ============    ============    ============
Weighted average common shares
    outstanding                              16,991,886      19,300,936      17,927,000      19,947,784
                                           ============    ============    ============    ============

                                 SPEEDUS CORP.
                           CONSOLIDATED BALANCE SHEETS

                                                                       December 31,
                                                               ----------------------------
                                                                   2002            2001
                                                               ------------    ------------
                           ASSETS
Current assets:
    Cash and cash equivalents                                  $ 33,052,815    $ 39,933,881
    Marketable securities                                           879,194          31,471
    Due from broker                                              11,728,880       4,921,177
    Accounts and other receivables                                   40,099         670,120
    Prepaid expenses and other                                       17,488         381,332
                                                               ------------    ------------
    Total current assets                                         45,718,476      45,937,981
Property and equipment, net of accumulated
  depreciation of $2,015,662 and $9,650,192                         819,714       5,828,315
Other intangible assets, net of accumulated
  amortization of $418,929 and $271,071                           1,651,071       1,798,929
Goodwill                                                          1,760,106              --
Other assets                                                        297,544         326,881
                                                               ------------    ------------
    Total assets                                               $ 50,246,911    $ 53,892,106
                                                               ============    ============

    LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable                                           $    228,144    $    206,871
    Accrued liabilities                                           1,734,252       1,461,460
    Securities sold and not purchased                            14,212,566       6,277,837
    Other current liabilities                                        62,336         464,217
                                                               ------------    ------------
    Total current liabilities                                    16,237,298       8,410,385

Minority interest                                                 1,591,557              --

Commitments and Contingencies                                            --              --

Stockholders' equity:
    Common stock ($.01 par value; 50,000,000
      shares authorized; 21,384,838 shares issued                   213,848         213,848
    Preferred stock ($.01 par value; 20,000,000
      shares authorized):
         Series A Junior Participating ($.01 par value;
           4,000 shares authorized; no shares issued
           and outstanding)                                              --              --
    Additional paid-in-capital                                   90,289,432      90,289,432
    Treasury stock (at cost; 4,418,577 and 2,277,532 shares)     (4,371,778)     (2,416,089)
    Accumulated deficit                                         (53,713,446)    (42,605,470)
                                                               ------------    ------------
    Stockholders' equity                                         32,418,056      45,481,721
                                                               ------------    ------------
    Total liabilities and stockholders' equity                 $ 50,246,911    $ 53,892,106
                                                               ============    ============